Exhibit 99.1

Identiv Reports First Quarter 2020 Results

FREMONT, Calif. — May 7, 2020 — Identiv, Inc. (NASDAQ: INVE), a global provider of physical security and secure identification, reported financial results for the fiscal first quarter ended March 31, 2020.

Q1 2020 Financial and Recent Operational Highlights

•	Recurring revenue increased 13% year-over-year to $2.0 million

•	Software and services revenue was 15% of total revenue or $2.8 million

•	GAAP Gross margin increased 164 basis points from Q4 2019 to 41%; Non-GAAP Gross margin increased 163 basis points from Q4 2019 to 43%

•	Backlog for Q2’2020 increased 85% from the prior quarter and a 100% from the same period last year. Tripled backlog in our work-from-home Smart Card Readers products

•	Developed and deployed the Hirsch Velocity Contact Tracing Utility, enabling offices and other facilities to instantly alert exposed people, teams, and locations if an infectious case is reported

•	Launched subscription-based Thursby Sub Rosa PDF signing expansion, enabling government personnel to sign official documents with authenticated, secure digital signatures from a mobile device

•

Received certification from the Centre for the Protection of National Infrastructure (CPNI) for Hirsch Physical Access Control Solution, one of only four access security systems authorized for MoD, UK government, and infrastructure

•	Launched the MobilisID touchless access point, integrating Bluetooth, mobility, and cloud platform for touchless, frictionless access

•	Strengthened federal focus by doubling federal sales and program team in D.C. office

•	Signed and delivered bulk license of PDF signing to U.S. Navy Reserves for 45,000 reservists

•	Confirmed essential business status for all operational locations worldwide, providing continuity of product to customers to date

First Quarter 2020 Financial Results

Revenue for the first quarter of 2020 was $18.1 million, a decrease of 7% from $19.5 million in the first quarter of 2019 and a decrease of 4% from $19.0 million in the fourth quarter of 2019.

Revenue in the Premises segment decreased 12% from the first quarter of 2019 and decreased 5% from the prior quarter to $8.2 million. Revenue in the Identity segment decreased 3% from the first quarter of 2019 and decreased 4% from the prior quarter to $9.9 million. The year-over-year decrease in the Premises segment was mainly driven by lower sales of video technology and analytics software products and related support services, lower sales of Freedom, Liberty, and Enterphone™ MESH access control products and services, as well as lower sales of Hirsch physical access control products, which were partially offset by higher Hirsch Velocity software product sales and related support services. The year-over-year decrease in the Identity segment primarily reflects lower sales of access cards and lower shipments of smart card readers which contributed in part to the spike in backlog, and a large non-

recurring order from the U.S. Navy Reserve in the first quarter of 2019, which were partially offset by higher sales of RFID transponder products for the first quarter 2020 over comparable period 2019.

GAAP gross margin was 41% in the first quarter of 2020, a decrease compared to 45% in the first quarter of 2019 and an increase from 40% in the fourth quarter of 2019. The year-over-year change in gross margin was primarily attributable to the change in product mix within the company’s segments.

GAAP operating expenses, including research and development (R&D), sales and marketing (S&M), general and administrative (G&A), and restructuring and severance charges, were $9.3 million in the first quarter of 2020, compared to $9.1 million in the first quarter of 2019 and $9.3 million in the fourth quarter of 2019.

Non-GAAP operating expenses (adjusted to exclude restructuring and severance costs and certain non-cash charges, such as stock-based compensation, depreciation and amortization as well as other non-GAAP items consisting of the increase in fair value of the earnout liability and acquisition-related transaction costs) for the first quarter of 2020 were $8.1 million, compared to $7.9 million in the first quarter of 2019 and $7.7 million in the fourth quarter of 2019.

GAAP net loss attributable to Identiv, Inc. was $(2.0) million in the first quarter of 2020, compared to a net loss of $(0.8) million in the first quarter of 2019 and net loss of $(1.8) million in the fourth quarter of 2019.

GAAP net loss attributable to common stockholders per share (EPS) totaled $(0.13) in the first quarter of 2020, compared to $(0.06) per share in the first quarter of 2019 and $(0.12) per share in the fourth quarter of 2019. GAAP net loss attributable to common stockholders in the first quarter of 2020 included the accretion of dividends on the Series B preferred stock, which the Company began accruing quarterly in 2019.

Non-GAAP adjusted EBITDA loss in the first quarter of 2020 totaled $(0.3) million, compared to non-GAAP adjusted EBITDA of $1.2 million in the first quarter of 2019 and $0.2 million in the fourth quarter of 2019.

Subsequent Events

On May 5, 2020, the Company amended its Loan and Security Agreement with East West Bank (EWB). The thirteenth amendment provides the Company with additional flexibility to navigate the current environment of uncertainty, including modifying certain financial covenants and deferring three months of scheduled term loan payments into the final payment, which is due January 2021. Additional details of the amended Loan and Security Agreement are included in a Form 8-K, which the Company will file today.

On May 5, 2020, in connection with a strategic project financing arrangement, the Company entered into an agreement with an existing institutional investor in which the Company issued an interest-free $4.0 million subordinated Promissory Note, which is due and payable in Q1 2021. As part of the agreement, the Company issued the institutional investor 275,000 warrants with a three-year term at an exercise price of $3.50. The funds provide short-term working capital in support of the rapid production ramp-up of a major RFID project in our Singapore facility. Additional details of the Note and Warrant Purchase Agreement are included in a Form 8-K, which the Company will file today.

Financial Outlook

Identiv has provided additional information available as of today, incorporating the general uncertainty regarding the short term economic environment. The company emphasizes that its comments are subject to various important cautionary factors referenced in the section entitled “Note Regarding Forward-Looking Information” below, including risks and uncertainties associated with the COVID-19 pandemic.

Management believes that they have visibility to Revenue in the range of $86-90 million consistent with prior guidance, with potentially improved results for more confidence around the 2nd half of the year and expected choppiness in Q2. Management believes its consolidated gross margin for fiscal 2020 will be relatively consistent with Q1 2020 levels due to the anticipated mix shift related to higher growth rates projected in the company’s Identity segment. Recognizing the current macroeconomic unknowns, the Company is undertaking additional cost-optimization measures to reduce its operating expenses, and will provide updates as appropriate. With the additional liquidity actions taken the company believes that they have adequate capital available to fund our business and return to positive Non GAAP Free Cash Flow exiting Q4 2020 and be well positioned to retire the term and note debt on schedule in Q1 2021.

Management Commentary

“During the first quarter of 2020, we experienced particularly strong demand for our smart card readers, Thursby, and our RFID business, due both to core demand and driven by the current macro environment,” said Identiv CEO, Steven Humphreys. “The sudden transition to work-from-home caused demand for smart card readers to suddenly accelerate, and also led to a jump in online Thursby orders, which nearly tripled to over 400 units per week. Our RFID business grew 66% year-over-year, remaining one of the largest growth drivers for our business in both the short and long-term. As we focus our business rigorously on the long term growth opportunity in RFID and on our core strength providing security solutions for federal and state governments, we’re driving to reduce overall operating expenses even while expanding investment in these two focus areas. With a fortified balance sheet, a resilient federal customer base, an extensive backlog, reduced operating expenses and market trends in our favor, we’re positioned to not only weather the storm, but to return to our growth trajectory as the world begins to normalize.”

Sandra Wallach, Identiv CFO, added: “Despite a challenging economic environment, we generated $18.1 million in revenue, sequentially improved our gross margins by 164 basis points, and grew our recurring revenue by 13% year-over-year. Additionally, our total backlog increased to a record $17.4 million, which demonstrates robust demand for our solutions. During times of uncertainty, it’s prudent to enact precautionary measures to ensure the business remains as robust as possible. Therefore, we’ve proactively added additional layers of financial security to serve as buffers against any unknowns. We believe we are now in a more stable position, and we will continue pursuing the necessary measures to ensure we emerge from this situation in a strong position.”

Conference Call

Identiv management will hold a conference call today (May 7, 2020) at 5:00 p.m. ET (2:00 p.m. PT) to discuss these financial results. A question and answer session will follow management’s presentation.

Toll-Free Number: 1-888-669-0687

International Number: 1-862-298-0702

Call ID: 34602

Webcast link: here

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at +1-949-574-3860.

The conference call will be broadcast simultaneously and available for replay here.

The replay of the call will be available after 8:00 p.m. Eastern time on the same day through June 7, 2020 under 1-877-481-4010 (Toll-Free Replay Number) and 1-919-882-2331 (International Replay Number) with Replay ID: 34602.

About Identiv

Identiv, Inc. is a global provider of physical security and secure identification. Identiv’s products, software, systems, and services address the markets for physical and logical access control, video analytics and a wide range of RFID-enabled applications. Customers in the government, enterprise, consumer, education, healthcare, banking, retail, and transportation sectors rely on Identiv’s access and identification solutions. Identiv’s mission is to secure the connected physical world: from perimeter to desktop access, and from the world of physical things to the Internet of Everything. Identiv is a publicly traded company and its common stock is listed on the NASDAQ Capital Market in the U.S. under the symbol “INVE.” For more information, visit identiv.com.

Non-GAAP Financial Measures (Unaudited)

This press release includes financial information that has not been prepared in accordance with GAAP, including non-GAAP adjusted EBITDA, non-GAAP operating expenses and non-GAAP free cash flow. Identiv uses non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. The non-GAAP adjusted EBITDA discussed above exclude items that are included in GAAP net income (loss), GAAP operating expenses, and GAAP gross margin, and excludes provision for income taxes, net income attributable to noncontrolling interest, interest expense, foreign currency (gains) losses, stock-based compensation, amortization and depreciation, increase in fair value of earnout liability, acquisition related transaction costs, and restructuring and severance. Non-GAAP operating expenses exclude stock-based compensation, amortization and depreciation, increase in fair value of earnout liability, acquisition related transaction costs and restructuring and severance. Non-GAAP free cash flow includes capital expenditures. For historical periods, the exclusions are detailed in the reconciliation table included in this press release. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed in this press release.

Note Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations as well as the current beliefs and assumptions of the Company’s management and can be identified by words such as “anticipates”, “believes”, “plans”, “will”, “intends”, “expects”, and similar references to the future. Any statement that is not a historical fact, including the statements regarding the Company’s expectations regarding future operating and financial performance, including its outlook for 2020 and the variables that may affect such outlook, the Company’s beliefs regarding its liquidity and capital needs, and the anticipated timing of repayment of debt, the occurrence and levels of future customer orders, the Company’s beliefs regarding the impact of the Covid-19 pandemic and market trends on its business, and its expectations regarding its future growth trajectory, the Company’s belief that it is now in a more stable position, and that it will continue pursuing the necessary measures to ensure it emerges in a strong position, the Company’s beliefs regarding the benefits of its acquisitions, the Company’s beliefs regarding its ability to achieve its business and strategic objectives and expected benefits thereof, the drivers of momentum in its business, the Company’s beliefs regarding its ability to execute on its key initiatives and the potential benefits thereof, the Company’s belief that it is continuing to manage costs efficiently, the Company’s beliefs regarding its ability to respond to market conditions, and the Company’s beliefs regarding the benefits and attributes of its platform and products, and its status in the market and with customers is a forward-looking statement. Forward-looking statements are only predictions and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, actual results for 2020, the Company’s ability to continue the momentum in its business, the Company’s capital needs, the success of the Company’s cost cutting measures, its ability to successfully execute its business strategy, the actual benefits achieved through acquisitions, the occurrence, level and timing of customer orders, the success of its products and partnerships, industry trends and seasonality, the impact of the COVID-19 pandemic on customers, the supply chain and the Company’s business, and factors discussed in its public reports, including its Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

Investor Relations Contact:

Matt Glover and Charlie Schumacher

Gateway Investor Relations

1-949-574-3860

IR@identiv.com

Media Contact:

press@identiv.com

— Financials Follow —

Identiv, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Net revenue	$18,120	$18,970	$19,522
Cost of revenue	10,620	11,429	10,818

Gross profit	7,500	7,541	8,704
Operating expenses:
Research and development	2,596	2,387	2,026
Selling and marketing	4,497	4,449	4,498
General and administrative	2,191	1,953	2,622
Increase in fair value of earnout liability	—	375	—
Restructuring and severance	65	115	(12)

Total operating expenses	9,349	9,279	9,134

Loss from operations	(1,849)	(1,738)	(430)
Non-operating income (expense):
Interest expense, net	(252)	(151)	(279)
Gain on sale of investment	—	142	—
Foreign currency gains (losses), net	86	(37)	(2)

Loss before income taxes	(2,015)	(1,784)	(711)
Income tax provision	(32)	(37)	(104)

Net loss	(2,047)	(1,821)	(815)

Cumulative dividends on Series B preferred stock	(270)	(263)	(258)

Net loss attributable to common stockholders	$(2,317)	$(2,084)	$(1,073)

Net loss per share:
Basic	$(0.13)	$(0.12)	$(0.06)
Diluted	$(0.13)	$(0.12)	$(0.06)
Weighted average shares outstanding, basic and diluted	17,521	17,136	16,837

Identiv, Inc.

Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2020	2019
ASSETS
Current assets:
Cash	$8,696	$9,383
Accounts receivable, net of allowances	20,040	18,363
Inventories	15,943	16,145
Prepaid expenses and other assets	2,533	2,292

Total current assets	47,212	46,183
Property and equipment, net	1,956	2,042
Operating lease right-of-use assets	4,102	4,629
Intangible assets, net	9,342	10,104
Goodwill	10,138	10,238
Other assets	1,051	1,122

Total assets	$73,801	$74,318

LIABILITIES AND STOCKHOLDERS´ EQUITY
Current liabilities:
Accounts payable	$8,473	$8,799
Current portion - contractual payment obligation	664	1,311
Current portion - financial liabilities	17,758	14,189
Operating lease liabilities	1,662	1,814
Deferred revenue	1,736	2,193
Accrued compensation and related benefits	1,877	1,671
Other accrued expenses and liabilities	4,015	4,498

Total current liabilities	36,185	34,475
Long-term contractual payment obligation	720	360
Long-term operating lease liabilities	2,635	3,013
Long-term deferred revenue	550	640
Other long-term liabilities	357	364

Total liabilities	40,447	38,852

Total stockholders´ equity	33,354	35,466

Total liabilities and stockholders´equity	$73,801	$74,318

Identiv, Inc.

Reconciliation of GAAP and Non-GAAP Financial Information

(in thousands)

(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Reconciliation of GAAP gross profit margin and non-GAAP gross profit margin
GAAP cost of revenue	$10,620	$11,429	$10,818
Reconciling items included in GAAP cost of revenue:
Stock-based compensation	(41)	(32)	(29)
Amortization and depreciation	(291)	(318)	(302)

Total reconciling items included in GAAP cost of revenue	(332)	(350)	(331)

Non-GAAP cost of revenue	$10,288	$11,079	$10,487

Non-GAAP gross profit margin	43%	42%	46%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses
GAAP operating expenses	$9,349	$9,279	$9,134
Reconciling items included in GAAP operating expenses:
Stock-based compensation	(599)	(549)	(658)
Amortization and depreciation	(556)	(561)	(550)
Increase in fair value of earnout liability	—	(375)	—
Acquisition related transaction costs	—	(9)	(58)
Restructuring and severance	(65)	(115)	12

Total reconciling items included in GAAP operating expenses	(1,220)	(1,609)	(1,254)

Non-GAAP operating expenses	$8,129	$7,670	$7,880

Reconciliation of GAAP net loss to non-GAAP adjusted EBITDA
GAAP net loss	$(2,047)	$(1,821)	$(815)
Reconciling items included in GAAP net loss:
Provision for income taxes	32	37	104
Interest expense, net	252	151	279
Foreign currency (gains) losses, net	(86)	37	2
Stock-based compensation	640	581	687
Amortization and depreciation	847	879	852
Increase in fair value of earnout liability	—	375	—
Acquisition related transaction costs	—	9	58
Gain on sale of investment	—	(142)	—
Restructuring and severance	65	115	(12)

Total reconciling items included in GAAP net loss	1,750	2,042	1,970

Non-GAAP adjusted EBITDA	$(297)	$221	$1,155

Reconciliation of GAAP net cash (used in) provided by operating activities to non-GAAP free cash flow
GAAP net cash (used in) provided by operating activities	(3,709)	(943)	1,489
Capital expenditures	(137)	(87)	(65)

Non-GAAP free cash flow	$(3,846)	$(1,030)	$1,424